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                                                                     EXHIBIT 5.1


March 24, 1999

Boise Cascade Corporation
1111 West Jefferson Street
P.O. Box 50
Boise, Idaho  83728-0001

Ladies and Gentlemen:

         In connection with the registration under the Securities Act of 1933, as amended (the "Act"), by Boise Cascade Corporation, a Delaware corporation (the "Company") of such indeterminate number or amount of (i) shares of Common Stock , par value $2.50 per share (the "Common Stock"); (ii) shares of Preferred Stock, no par value (the "Preferred Stock"), which may be issued in the form of depositary shares (the "Depositary Shares") evidenced by depositary receipts (the "Depositary Receipts") issued against deposit of Preferred Stock pursuant to a Deposit Agreement to be entered into between the Company and a bank or trust company selected by the Company (the "Deposit Agreement"); (iii) debt securities (the "Debt Securities"); (iv) warrants to purchase the Common Stock, Preferred Stock, Debt Securities or any combination of the above (the "Warrants"); (v) stock purchase contracts to purchase a number of shares of Common Stock or Preferred Stock (the "Purchase Contracts"); (vi) stock purchase units (the "Units") each of which may consist of a Purchase Contract and Debt Securities, Preferred Securities or debt obligations of third parties, including U.S. Treasury securities; (vii) the guarantee by the Company of any Preferred Securities issued by each Trust pursuant to a Guarantee Agreement to be executed by the Company (the "Guarantees"); and (viii) shares of Common Stock and Preferred Stock as may be issued upon conversion of or exchange for any Debt Securities, Preferred Stock or Preferred Securities that provide for conversion or exchange into other securities, or pursuant to the Purchase Contracts (the "Additional Shares") and the registration of shares of Preferred Securities (the "Preferred Securities") of Boise Cascade Trusts I, Boise Cascade Trust II and Boise Cascade Trust III (collectively, the "Trusts") by the Trusts (the Common Stock, Preferred Stock, Debt Securities, the Warrants, the Purchase Contracts, the Units, the Guarantees, the Additional Shares and the Preferred Securities are herein collectively referred to as the "Offered Securities"), I, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as I have considered necessary or appropriate for the purposes of this opinion.

         In connection with this opinion, I have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), relating to the Offered Securities (the "Registration Statement") will have become effective under the Act; (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing the Offered Securities offered thereby; (iii) all Offered Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; and (iv) a definitive purchase, underwriting, sales agency or similar agreement with respect to the Offered Securities will have been duly authorized and


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Boise Cascade Corporation
March 24, 1999
Page 2



validly executed and delivered by the Company and/or the Trusts and the other parties thereto.

         Upon the basis of such examination, I advise you that, in my opinion:

         1. The Company has been duly incorporated and is an existing corporation in good standing under the laws of the state of Delaware.

         2. When (i) the Board of Directors of the Company or, to the extent permitted by the General Corporation Law of the State of Delaware, a duly constituted and acting committee thereof (such Board of Directors or committee being referred to herein as the "Board") has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters; and (ii) the shares of Common Stock have been duly executed, countersigned and delivered by the Corporation upon purchase therefor and payment in full therefor as contemplated by the Registration Statement such shares of Common Stock (including any Common Stock duly issued
(x) upon the exercise of any Warrants exercisable for Common Stock, (y) upon the conversion or exchange of any Offered Securities convertible or exchangeable into Common Stock, or (z) pursuant to Purchase Contracts) will be validly issued, fully paid and nonassessable.

         3. When (i) a certificate of designation with respect to the Preferred Stock of a particular series has been duly filed with the Secretary of State of the State of Delaware; (ii) the terms of the Preferred Stock of such series and of its issuance and sale have been duly established in conformity with the Company's certificate of incorporation so as not to violate any applicable law or result in a default or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iii) the Preferred Stock of such series has been duly issued and sold as contemplated by the Registration Statement, the Preferred Stock of such series will be validly issued, fully paid and nonassessable, and the Common Stock, when duly issued in exchange for or upon conversion of the Preferred Stock of such series will be validly issued, fully paid and nonassessable.

         4. When (i) the Deposit Agreement has been duly authorized, executed and delivered; (ii) the terms of the Depositary Shares and of their issue and sale have been duly established in conformity with the Deposit Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iii) the Depositary Shares have been duly executed and issued in accordance with the Deposit Agreement and issued and sold as contemplated in the Registration Statement, the Depositary Shares will be duly and validly issued and persons in whose names the Depositary Receipts evidencing such Depositary Shares are registered will be entitled to the rights specified therein and in the Deposit Agreement.


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Boise Cascade Corporation
March 24, 1999
Page 3



         5. When (i) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (ii) the Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated in the Registration Statement, the Debt Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         6. When (i) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters; (ii) the warrant agreement relating to the Warrants has been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company; and (iii) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the applicable definitive purchase, underwriting, sales agency or similar agreement approved by the Board upon payment of the consideration therefore provided for therein, the Warrants will be duly authorized and validly issued.

         7. When (i) a Purchase Contract Agreement relating to the Purchase Contracts (the "Purchase Contract Agreement") and Purchase Contracts have been duly authorized and validly executed and delivered by the parties thereto; and
(ii) the Purchase Contracts have been duly executed and issued in accordance with the Purchase Contract Agreement relating to such Purchase Contracts, such Purchase Contracts will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement is subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         8. When (i) the Units, Purchase Contract Agreements relating to the Purchase Contracts comprising a part of the Units and such Purchase Contracts have been duly authorized and validly executed and delivered by the parties thereto; and (ii) the Purchase Contracts have been duly executed and issued in accordance with the Purchase Contract Agreement relating to such Purchase Contracts, such Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement is subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         9. When (i) the Guarantees have been duly authorized and validly executed and delivered by the parties thereto; (ii) the applicable Guarantee Agreement has been validly executed and delivered; and (iii) the Preferred Securities of the Trusts have been


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Boise Cascade Corporation
March 24, 1999
Page 4



duly issued and delivered by the applicable Trust as contemplated by the Registration Statement and any Prospectus Supplement relating thereto, the Guarantees will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement is subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         The legality of the Preferred Securities to be issued by the Trusts will be passed upon by Richards, Layton & Finger, P.A., special Delaware counsel to the Trusts and the Company.

         The foregoing opinion is limited to the Federal laws of the United States and the General Corporation Law of the State of Delaware and I am expressing no opinion as to the effect of the laws of any other jurisdiction.

         I have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by me to be responsible.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to me under the heading "Validity of Offered Securities" in the Prospectus. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.


Very truly yours,

/s/ John W. Holleran
--------------------
John W. Holleran